                             EMPLOYMENT AGREEMENT
                             --------------------


       THIS AGREEMENT, dated as of January 26, 2000, is between EarthWeb Inc., a Delaware corporation ("Company"), with its principal place of business at 3 Park Avenue, New York, NY, and Harold Miltsch, an individual residing at _______________________________________________ ("Employee").

       In consideration of Employee's employment with Company, Employee hereby agrees to be bound by and comply with the following terms and conditions of employment:

       Section 1.  At-Will Employment.  Employee acknowledges and agrees that
                   ------------------
his/her employment status is that of an employee-at-will and that Employee's employment may be terminated by Company or Employee at any time with or without cause.

       Section 2.  Compensation.  In consideration of the services to be
                   ------------
rendered hereunder, Employee shall be paid in accordance with the offer letter.

       Section 3.  Employee Inventions and Ideas.
                   -----------------------------

     (a) Employee will maintain current and adequate written records on the development of, and disclose to Company, all Inventions (as herein defined). "Inventions" shall mean all ideas, potential marketing and sales relationships, inventions, copyrightable expression, research, plans for products or services, marketing plans, computer software (including, without limitation, source code), computer programs, original works of authorship, characters, know-how, trade secrets, information, data, developments, discoveries, improvements, modifications, technology, algorithms and designs, whether or not subject to patent or copyright protection, made, conceived, expressed, developed, or actually or constructively reduced to practice by Employee solely or jointly with others during the term of Employee's employment with Company, which refer to, are suggested by, or result from any work which Employee may do during his employment, or from any information obtained from Company or any affiliate of Company.

     (b) The Inventions shall be the exclusive property of Company, and Employee acknowledges that all of said Inventions shall be considered as "work made for hire" belonging to Company. To the extent that any such Inventions, under applicable law, may not be considered work made for hire by Employee for Company, Employee hereby agrees to assign and, upon its creation, automatically and irrevocably assigns to Company, without any further consideration, all right, title and interest in and to such materials, including, without limitation, any copyright, other intellectual property rights, moral rights, all contract and licensing rights, and all claims and causes of action of any kind with respect to such materials. Company shall have the exclusive right to use the

Inventions, whether original or derivative, for all purposes without additional compensation to Employee. At Company's expense, Employee will assist Company in every proper way to perfect Company's rights in the Inventions and to protect the Inventions throughout the world, including, without limitation, executing in favor of Company or any designee(s) of Company patent, copyright, and other applications and assignments relating to the Inventions. Employee agrees not to challenge the validity of the ownership by Company or its designee(s) in the Inventions.

       (c) Should Company be unable to secure Employee's signature on any document necessary to apply for, prosecute, obtain, or enforce any patent, copyright, or other right or protection relating to any Invention, whether due to Employee's mental or physical incapacity or any other cause, Employee hereby irrevocably designates and appoints Company and each of its duly authorized officers and agents as Employee's agent and attorney in fact, to act for and in Employee's behalf and stead and to execute and file any such document, and to do all other lawfully permitted acts to further the prosecution, issuance, and enforcement of patents, copyrights, or other rights or protections with the same force and effect as if executed and delivered by Employee.

       Section 4.  Proprietary Information.
                   -----------------------

     (a) Employee will not disclose or use, at any time either during or after the term of employment, except at the request of Company or an affiliate of Company, any Confidential Information (as herein defined). "Confidential Information" shall mean all Company proprietary information, technical data, trade secrets, and know-how, including, without limitation, research, product plans, customer lists, customer preferences, marketing plans and strategies, software, developments, inventions, discoveries, processes, ideas, formulas, algorithms, technology, designs, drawings, business strategies and financial data and information, including but not limited to Inventions, whether or not marked as "Confidential." "Confidential Information" shall also mean any and all information received by Company from customers, vendors and independent contractors of Company or other third parties subject to a duty to be kept confidential.

     (b) Employee hereby acknowledges and agrees that all personal property, including, without limitation, all books, manuals, records, reports, notes, contracts, lists, blueprints, and other documents, or materials, or copies thereof, Confidential Information as defined in Section 4(a) above, and equipment furnished to or prepared by Employee in the course of or incident to his employment, including, without limitation, records and any other materials pertaining to Inventions, belong to Company and shall be promptly returned to Company upon termination of employment. Following termination, Employee will not retain any written or other tangible or electronic material containing any Confidential Information or information pertaining to any Invention.

       Section 5. Limited Agreement Not to Compete
                  --------------------------------

     (a) While employed by Company and for a period of twelve (12) months after the termination of Employee's employment with Company, Employee shall not, directly or indirectly, as an employee, employer, consultant, agent, principal, partner, manager, stockholder, officer, director, or in any other individual or representative capacity, engage, participate or in any way render services or assistance to any business that is competitive with the business of Company. Employee acknowledges that Company's business is conducted over the World Wide Web and for that reason this restriction cannot be limited in geographic scope. Notwithstanding the foregoing, Employee may own less than two percent (2%) of any class of stock or security of any corporation which competes with Company listed on a national securities exchange.

     (b) While employed by Company and for a period of twelve (12) months after the termination of Employee's employment with Company, Employee shall not, directly or indirectly, solicit for employment or employ any person who was employed by Company at the time of Employee's termination from Company.

       Section 6.  Company Resources.  Employee may not use any Company
                   -----------------
equipment for personal purposes without written permission from Company. Employee may not give access to Company's offices or files to any person not in the employ of Company without written permission of Company.

       Section 7.  Post-Termination Period.  Because of the difficulty of
                   -----------------------
establishing when any idea, process or invention is first conceived or developed by Employee, or whether it results from access to Confidential Information or Company's equipment, facilities, and data, Employee agrees that any idea, invention, research, plan for products or services, marketing plan, computer software (including, without limitation, source code), computer program, original work of authorship, character, know-how, trade secret, information, data, developments, discoveries, technology, algorithm, design, patent or copyright, or any improvement, rights, or claims related to the foregoing, shall be presumed to be an Invention if it is conceived, developed, used, sold, exploited or reduced to practice by Employee or with the aid of Employee within one (1) year after termination of employment. Employee can rebut the above presumption if he/she proves that the idea, process or invention (i) was first conceived or developed after termination of employment, (ii) was conceived or developed entirely on Employee's own time without using Company's equipment, supplies, facilities, personnel or Confidential Information, and (iii) did not result from or is not derived directly or indirectly, from any work performed by Employee for Company or from work performed by another employee of the Company to which Employee had access.

       Section 8.  Injunctive Relief.  Employee agrees that the remedy at law
                   -----------------
for any breach of the provisions of Section 3, Section 4 or Section 5 of this Agreement shall be inadequate, the Company will suffer immediate and irreparable harm, and Company shall be entitled to injunctive relief in addition to any other remedy at law which Company may have.

       Section 9.  Severability.  In the event any of the provisions of this
                   ------------
Agreement shall be held by a court or other tribunal of competent jurisdiction to be unenforceable, the other provisions of this Agreement shall remain in full force and effect.

       Section 10.  Survival.  Sections 1, 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13
                    --------
and 14 shall survive the termination of this Agreement.

       Section 11.  Representations and Warranties.  Employee represents and
                    ------------------------------
warrants that Employee is not under any obligations to any third party which could interfere with Employee's performance under this Agreement, and that Employee's performance of his obligations to Company during the term of his employment with Company will not breach any agreement by which Employee is bound not to disclose any proprietary information including, without limitation, that of former employers.

       Section 12.  Governing Law.  The validity, interpretation,
                    -------------
enforceability, and performance of this Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to its conflict of law rules.

       Section 13.  Dispute Resolution.  Except as otherwise expressly provided
                    ------------------
for herein, any dispute relating to or arising out of Employee's employment at Company, which cannot be resolved by negotiation, shall be settled by a single arbitrator pursuant to a binding arbitration in accordance with the AAA Employment Dispute Arbitration Rules and Procedures, as amended by this Agreement. Employment disputes include, but are not limited to, all claims, demands or actions under Title VII of the Civil Rights Act of 1964, Civil Rights Act or 1966, Civil Rights Act of 1991 and all amendments to the aforementioned, and any other federal, state, or local statute or regulation or common law regarding employment discrimination or the termination of employment. The costs of arbitration, including the fees and expenses of the arbitrator, shall be shared equally by the parties. Each party shall bear the cost of preparing and presenting its case. The arbitration shall take place in the County of New York, in the State of New York. The arbitration shall be conducted in strict confidence. The arbitrator shall not make any award that provides for punitive or exemplary damages. The arbitrator's decision shall be based upon the substantive laws of the State of New York. The arbitrator's decision shall follow the plain meaning of the relevant documents, and shall be final and binding. The award may be confirmed and enforced in any court of competent jurisdiction. The parties hereby agree that any federal or state court sitting in the County of New York in the State of New York is a court of competent jurisdiction. The parties each expressly waive his/her/its right to a jury trial. This paragraph does not limit Company's right to seek injunctive relief only in any state or federal court sitting in the County of New York in the State of New York (jurisdictional, venue and inconvenient forum objections to which are hereby waived by both parties) in the event that a dispute relates to or arises under Sections 3, 4 or 5 of this Agreement above and Employee agrees to pay Company reasonable costs and attorney's fees in seeking to enforce this agreement through such injunctive relief.

       Section 14.  General.  This Agreement supersedes and replaces any
                    -------
existing agreement between Employee and Company relating generally to the same subject matter, and may be modified only in a writing signed by the parties hereto. Failure to enforce any provision of the Agreement shall not constitute a waiver of any term herein. This Agreement contains the entire agreement between the parties with respect to the subject matter herein. Employee agrees that he/she will not assign, transfer, or otherwise dispose of, whether voluntarily or involuntarily, or by operation of law, any rights or obligations under this Agreement. Any purported assignment, transfer, or disposition shall be null and void. Nothing in this Agreement shall prevent the consolidation of Company with, or its merger into, any other corporation, or the sale by Company of all or substantially all of its properties or assets, or the assignment by Company of this Agreement and the performance of its obligations hereunder. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs, legal representatives, successors, and permitted assigns, and shall not benefit any person or entity other than those enumerated.

       Section 15.  Employee Acknowledgement.  Employee acknowledges (i) that
                    ------------------------
he/she has consulted with or has had the opportunity to consult with independent counsel of his own choice concerning this Agreement and has been advised to do so by the Company, and (ii) that he/she has read and understands the Agreement, is fully aware of its legal effect, and has entered into it freely based on his own judgment.



AGREED TO BY:

Employee

Sign:  ______________________

Date:  ______________________

                  Amendment Number One to Employment Agreement

Amendment Number One to Employment Agreement dated as of September 4, 2000 between EarthWeb Inc. ("Company" or "EarthWeb") and Harold Miltsch ("Employee").

Whereas, Company and Employee entered into that certain Employment Agreement (the "Original Employment Agreement") dated as of January 26, 2000;

Whereas, Company and Employee desire to amend the Original Employment Agreement;

Now, therefore, for good and valid consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.   Defined Terms.  All capitalized terms used herein that are not defined
     --------------
herein shall have the meanings ascribed thereto in the Original Employment Agreement.

2.  Addendum to Employment Agreement.  The following Addendum to Employment
    --------------------------------
Agreement is hereby adopted by the parties and incorporated at the end of the Employment Agreement as part of the terms of Employee's employment with the
Company:

Addendum to Employment Agreement - Harold Miltsch (employee)

Title
-----
Vice President, Chief Marketing Officer

Annual Base Salary
------------------
$195,000 (effective 8/1/00)

Bonus
-----
Employee shall be eligible for a bonus of up to 25% of Employee's annual base salary.

MBOs
----
Employee shall also be eligible for an annual $80,000 bonus based on the achievement of certain MBOs agreed to by the Company and Employee.

Severance
---------

     If EarthWeb terminates Employee's employment without "cause", EarthWeb will provide to Employee severance in an amount equal to twelve (12) months of the Employee's then current base pay, provided employee executes and delivers a release in a form prepared by the Company.

     For the purpose of this section, "cause" is defined as: embezzlement; misappropriation of funds; conviction of a felony or commission of any act which would rise to the level of a felony; commission of other acts of dishonesty, fraud or deceit; material breach of any provision of this Agreement; habitual or willful neglect of duties; breach of fiduciary duty to the Company involving personal profit; or significant violation of Company policy or other contractual, statutory or common law duties to the Company.

Commuting Expenses
------------------

EarthWeb will continue to provide Employee with reimbursement for hotel accommodations, airline travel and airport car service for a period of up to six-months from the date of this Amendment. If you complete your relocation prior to the expiration of that six-month period, the Company's obligation to reimburse you for such expenses shall cease.


3. Effect of Amendment. Except as otherwise amended by this Amendment Number One, the Original Employment Agreement remains in full force and effect.



AGREED TO BY:


EARTHWEB INC.                        Harold Miltsch

By    ______________________         By    ______________________

Date:  ______________________        Date:  ______________________


                                      A-2